 Exhibit 4.4
          SUPPLEMENTAL INDENTURE, dated as of January 9, 2006 (this “Supplemental Indenture”), to the Indenture dated as of September 15, 1995 (the “Indenture”), between La Quinta Properties, Inc., a Delaware corporation (as successor to La Quinta Inns, Inc.) (the “Company”) and The Bank of New York Trust Company, N.A. (as successor to U.S. Trust Company of Texas, N.A.), as trustee (the “Trustee”).
W I T N E S S E T H:
          WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, and the Company has issued pursuant to the Indenture its 7.27% Notes due 2007 and 7.33% Notes due 2008 (together, the “Notes”);
          WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may, with a majority in principal amount of the outstanding Securities of all series issued under the Indenture affected by such supplemental indenture (all such series voting as one class), enter into a supplemental indenture for the purpose of amending certain provisions of the Indenture;
          WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated December 20, 2005 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, together with the Statement, the “Offers”), from each Holder of such Notes;
          WHEREAS, each of the Offers is conditioned upon, among other things, certain amendments to the Indenture and to the Notes set forth in Article Two and Article Three of this Supplemental Indenture (the “Amendments”) having been approved by Holders of at least a majority of the outstanding principal amount of the Notes (and a supplemental indenture in respect thereof having been executed and delivered), provided that the Amendments will not become operative until immediately prior to the Mergers (as defined in the Statement) and provided all validly tendered Notes are accepted for purchase pursuant to the Offers upon consummation of the Mergers (the “Acceptance”);
          WHEREAS, all of the Notes will be affected by this Supplemental Indenture and accordingly the consents from holders of a majority in principal amount of all of the outstanding Notes voting as one class is required for the adoption of the Amendments;
          WHEREAS, the Company has received and delivered to the Trustee the consents from Holders of a majority of all of the outstanding principal amount of the Notes to effect the Amendments;
          WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and

          WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:
ARTICLE ONE
SECTION 1.01. Definitions.
          Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
ARTICLE TWO
SECTION 2.01. Amendments to Table of Contents
          (a) The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.3, 4.4 and 4.6, and inserting in lieu thereof the phrase “[intentionally omitted]”.
ARTICLE THREE
SECTION 3.01. Elimination of Certain Definitions in Article 1.
          Sections 1.1 and 1.2 of the Indenture are amended by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in text of the Indenture and the Notes that are being otherwise eliminated by this Supplemental Indenture.
SECTION 3.02. Elimination of Certain Provisions in Article 4.
          (a) Section 4.3 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (b) Section 4.4 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          (c) Section 4.6 of the Indenture is amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.03. Amendment of Certain Provisions in Article Five.
          (a) Section 5.1 of the Indenture is amended by adding “or limited liability company” after “corporation” and before “organized” in clause (i); and deleting the text of clause (ii) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
SECTION 3.04. Amendment of Certain Provisions in Article 6.
          Section 6.1 of the Indenture is amended by:
          (a) deleting the text of clauses (c) and (d) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”;
          (b) deleting from clause (e) and (f) whereever it appears the phrase “ or any Restricted Subsidiary”.
SECTION 3.05. Amendment of Certain Provisions in Article 8.
          Section 8.2 of the Indenture is amended by deleting the text of clauses (ii) through (iv) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
          Section 8.3 of the Indenture is amended by deleting the text of clauses (ii) through (iv) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.
ARTICLE FOUR
SECTION 4.01. Waiver of Claims to Security
          All claims to and interest in any security pledged for the benefit of the Notes are hereby waived to the fullest extent permitted by applicable law.
ARTICLE FIVE
SECTION 5.01. Effectiveness of Amendments to Indenture.
          Notwithstanding any other provision of this Supplemental Indenture, (i) this Supplemental Indenture shall be effective upon its signing by the parties hereto and (ii) the Amendments shall not be operative until immediately prior to the Mergers (as defined in the Statement) and provided all validly tendered Notes are accepted for purchase pursuant to the Offers upon consummation of the Mergers.
SECTION 5.02. Continuing Effect of Indenture.
          Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes outstanding thereunder shall remain in full force and effect.

SECTION 5.03. Construction of Supplemental Indenture.
          This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 5.04. Trust Indenture Act Controls.
          If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.
SECTION 5.05. Trustee Disclaimer.
          The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Supplemental Indenture.
SECTION 5.06. Counterparts.
          This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

LA QUINTA PROPERTIES, INC.

By	/s/ Steven A. Schumm

Name: Steven A. Schumm
Title: Executive Vice President and Chief
Financial Officer

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By	/s/ Patrick T. Giordano

Name: Patrick T. Giordano
Title: Vice President